SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2015

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On December 29, 2015, The Female Health Company (the "Company") entered into a Credit Agreement (the "Credit Agreement") with BMO Harris Bank, N.A. (the "Bank").  The Credit Agreement provides the Company with a revolving line of credit of up to $10 million with a term that extends to December 29, 2017.  Borrowings under the Credit Agreement bear interest, at the Company’s option, at a base rate or at LIBOR plus 2.25%.  The Company is also required to pay a commitment fee at the rate of 0.10% per annum on the average daily unused portion of the revolving line of credit.  In addition to other customary representations, covenants and default provisions, the Company is required to maintain a minimum tangible net worth and to not to exceed a maximum total leverage ratio.  Among the non-financial covenants, the Company is restricted in its ability to pay dividends, buy back shares of its common stock, incur additional debt and make acquisitions above certain amounts.  No amounts are outstanding under the Credit Agreement as of the date hereof.

Pursuant to a Security Agreement dated as of December 29, 2015 (the "Security Agreement"), between the Company and the Bank, the Company's obligations under the Credit Agreement are secured by a lien against substantially all of the assets of the Company.  In addition, pursuant to a Charge Over Shares Agreement dated as of December 29, 2015 (the "Pledge Agreement"), the Company's obligations under the Credit Agreement are secured by a pledge of 65% of the outstanding shares of The Female Health Company Limited, a wholly owned UK subsidiary.

The foregoing description of the Credit Agreement, the Security Agreement and the Pledge Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 99.1, 99.3 and 99.4 and are incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

On December 29, 2015, the Company and Midland States Bank terminated the loan agreement, as amended (the "Midland Loan Agreement") which had provided the Company with a $2 million revolving line of credit.  There was no penalty related to the early termination of the Midland Loan Agreement and no amounts were outstanding under this facility.

Section 2 – Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

99.1 -- Credit Agreement, dated as of December 29, 2015, between The Female Health Company and BMO Harris Bank, N.A.

99.2 -- Revolving Note, dated December 29, 2015, from The Female Health Company to BMO Harris Bank, N.A.

99.3 -- Security Agreement, dated as of December 29, 2015, between The Female Health Company and BMO Harris Bank, N.A.

99.4 -- Charge Over Shares Agreement, dated as of December 29, 2015, between The Female Health Company and BMO Harris Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE FEMALE HEALTH COMPANY

Date: January 4, 2016                                       BY /s/ Michele Greco
                          Michele Greco, Executive Vice President and
                          Chief Financial Officer